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                                                                     EXHIBIT 4.1


                                  DISCOVER BANK

                      Master Servicer, Servicer and Seller

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

                       on behalf of the Certificateholders



                             FIRST AMENDMENT TO THE
                       SERIES SUPPLEMENT FOR SERIES 2000-9
                          dated as of December 19, 2000

                                       to

                         POOLING AND SERVICING AGREEMENT
                           Dated as of October 1, 1993





                                   Dated as of
                                September 9, 2002

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         THIS FIRST AMENDMENT TO THE SERIES SUPPLEMENT FOR SERIES 2002-3 (the
"Amendment"), dated as of September 9, 2002 and made effective as of August 31, 2002, is entered into by and between DISCOVER BANK (formerly Greenwood Trust Company), a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Discover Bank") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the "Trustee").

         WHEREAS, Discover Bank and the Trustee have entered into the SERIES SUPPLEMENT FOR SERIES 2000-9 (the "Series Supplement"), dated as of December 19, 2000 with respect to the Series 2000-9 Certificates, pursuant to Section 6.06 of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1993, as amended, relating to Discover Card Master Trust I; and

         WHEREAS, pursuant to subsections 13.01(a)(ii) and 13.01(a)(iv) of the Pooling and Servicing Agreement, Discover Bank and the Trustee desire to amend certain definitions of the Series Supplement, as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

         1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Series Supplement.

         2. Amendment to the definition of "Class Interest Rate Swap".

            (a) The definition of "Class Interest Rate Swap" is hereby amended and restated in its entirety to read as follows:

            "Class Interest Rate Swap," if applicable, shall mean, with respect to a Class or Subclass, the interest rate swap agreement or other interest rate protection agreement with respect to any Class or Subclass, dated on the Series Closing Date, between the Trust and the Interest Rate Swap Counterparty, and any replacement or successor interest rate swap agreement or interest rate protection agreement.

         3. Amendment to the definition of "Series Excess Spread".

            (a) The definition of "Series Excess Spread" is hereby amended by adding at the end of that definition the following:

            ; provided, however, that solely for purposes of determining the Group Excess Spread for this Series or any other Series, Series Excess Spread shall be the amount determined as set forth above minus any amount paid or deposited on such date by the Trust under the Class Interest Rate Swap, if any.


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         4. Effect Upon the Series Supplement. Except as specifically set forth herein, the Series Supplement shall remain in full force and effect and is hereby ratified and confirmed.

         5. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this
Amendment to be duly executed by their respective officers as of the day and year first above written.

                                    DISCOVER BANK,
                                    as Master Servicer, Servicer and Seller



                                    By: /s/ Michael F. Rickert
                                        ----------------------------------------
                                        Name:   Michael F. Rickert
                                        Title:  Vice President, Chief
                                                Accounting Officer and Treasurer



                                     U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee



                                     By: /s/ Melissa A. Rosal
                                         ---------------------------------------
                                         Name:  Melissa A. Rosal
                                         Title: Vice President



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